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Exhibit 99.(d)(2)

TIM HELLAS TELECOMMUNICATIONS S.A
BALANCE SHEET AS AT JUNE 15, 2005
13th FISCAL YEAR (JANUARY 1 - JUNE 15, 2005)
ATHENS P.C.S.A. REGISTER No 27039/01AT/B/92/1961 (AMOUNTS IN EURO)

	Current year balances 15/6/2005			Prior year balances 31/12/2004
ASSETS
	Cost	Depreciation	Net book value	Cost	Depreciation	Net book value
C. FIXED ASSETS
I. Intangible Assets
2. License fee	264,824,107.58	93,505,676.93	171,318,430.65	264,824,107.58	87,235,398.56	177,588,709.02
5. Other intangible assets	289,363,441.36	231,147,617.07	58,215,824.29	285,413,860.38	218,436,933.68	66,976,926.70

	554,187,548.94	324,653,294.00	229,534,254.94	550,237,967.96	305,672,332.24	244,565,635.72

II. Tangible Assets
1. Land	4,542,955.07	0.00	4,542,955.07	4,542,955.07	0.00	4,542,955.07
3. Buildings and Installations	223,820,701.32	74,218,595.53	149,602,105.79	214,287,340.23	65,652,529.64	148,634,810.59
4. Machinery—Technical installations and other equipment	545,998,634.90	313,044,493.30	232,954,141.60	521,415,439.82	281,634,417.67	239,781,022.15
5. Transportation means	757,147.48	750,902.60	6,244.88	757,147.48	742,540.84	14,606.64
6. Furniture and office equipment	102,886,275.29	84,496,587.11	18,389,688.18	99,888,342.56	79,244,623.36	20,643,719.20
7. Work in Progress	28,488,237.79	0.00	28,488,237.79	41,630,649.43	0.00	41,630,649.43

	906,493,951.85	472,510,578.54	433,983,373.31	882,521,874.59	427,274,111.51	455,247,763.08

TOTAL FIXED ASSETS (CI+CII)	1,460,681,500.79	797,163,872.54	663,517,628.25	1,432,759,842.55	732,946,443.75	699,813,398.80

III. Investments and Other Long Term Receivable
7. Other long-term receivable			2,984,448.87			3,441,143.19

TOTAL NON-CURRENT ASSETS (CI+CII+CIII)			666,502,077.12			703,254,541.99

D. CURRENT ASSETS
I. Inventories
1. Merchandise			10,088,463.24			8,215,769.13
4. Spare parts			600,868.86			385,002.66

			10,689,332.10			8,600,771.79

II. Accounts Receivable
1. Customers	189,976,808.62			148,522,865.11
Less: Provision for Doubtful Customers	(36,619,141.40)		153,357,667.22	(33,285,198.81)		115,237,666.30

3a. Cheques receivable			13,089,220.75			12,090,113.66
3b. Cheques in arrear	2,067,183.72			1,377,389.44
Less: Provision for doubtful cheques	(2,067,183.72)		0.00	(1,377,389.44)		0.00

11. Various debtors			6,778,593.15			25,256,307.55
12. Deposits & advances			2,543,209.99			2,246,857.97

			175,768,691.11			154,830,945.48

III. Bonds
4. Other bonds			0.00			7,500,000.00

IV. Cash & Banks
1. Cash on hand			366,683.76			293,947.29
3. Cash at banks			12,798,996.20			6,290,419.66

			13,165,679.96			6,584,366.95

TOTAL CURRENT ASSETS (DI+DII+DIII+DIV)			199,623,703.17			177,516,084.22

E. TRANSITORY ACCOUNTS (ASSETS)
1. Prepaid expenses			9,835,741.98			7,758,382.23
2. Accrued Income			15,153,841.18			15,064,302.13

			24,989,583.16			22,822,684.36

TOTAL ASSETS (C+D+E)			891,115,363.45			903,593,310.57

LIABILITIES	Current year bal. 15/6/2005	Prior year bal. 31/12/2004
A. SHARE CAPITAL
I. Shareholders' Equity (83.876.720 Sh. at euro 1,53 each)
1. Paid capital	128,331,381.60	128,331,381.60
II. Capital in excess of par value	78,197,350.30	78,197,350.30
III. Revaluation reserves
Revaluation reserve	5,042,641.00	5,042,641.00
IV. Reserves
1. Legal reserve	12,211,335.23	11,532,794.11
5. Non taxable reserve	307,257.34	307,257.34
V. Results carried forward
Profit carried forward	182,755,019.94	179,750,158.66
VI. Deposits for capital increase
1. Shareholder deposits	393,715.20	393,715.20

TOTAL SHAREHOLDERS EQUITY (AI+AII+AIII+AIV+AV+AVI)	407,238,700.61	403,555,298.21

B. PROVISIONS FOR RISKS & EXPENSES
1. Reserve for staff retirement indemnities	2,611,525.00	2,251,525.00
2. Other provisions	14,630,360.98	14,059,672.55

	17,241,885.98	16,311,197.55

C. LIABILITIES
I. Long Term Liabilities
1. Bonds	166,000,000.00	0.00
2. Long-term bank loans	0.00	100,000,000.00
4. Long-term debt to related companies	0.00	60,000,000.00
8. Other long-term debt	32,175,466.93	32,403,899.88

	198,175,466.93	192,403,899.88

II. Current Liabilities
1. Suppliers	185,405,235.72	170,280,727.89
1a. Suppliers—Related companies	0.00	8,496,606.18
4. Customer advances	0.00	275,591.05
5. Taxes and duties payable	24,631,716.62	27,240,589.43
6. Social security payable	1,519,632.02	2,049,360.98
7. Current portion of L/T loans	14,673,517.00	14,673,517.00
8. Intercompany accounts payable	3,943.22	20,003,943.22
10. Dividends payable	0.00	8,387,672.00
11. Various creditors	3,385,700.77	1,821,752.31

	229,619,745.35	253,229,760.06

TOTAL LIABILITIES (CI+ CII)	427,795,212.28	445,633,659.94

D. TRANSITORY ACCOUNTS (LIABILITIES)
1, Deferred income	14,609,861.18	18,274,961.43
2. Accrued expenses	19,870,281.43	15,336,397.31
3, Other liabilities	4,359,421.97	4,481,796.13

	38,839,564.58	38,093,154.87

TOTAL LIABILITIES (A+B+C+D)	891,115,363.45	903,593,310.57

INCOME STATEMENT FOR THE PERIOD ENDED JUNE 15, 2005 (JANUARY 1 - JUNE 15)

	Current year amounts 15/6/2005			Prior year amounts 31/12/2004
I. OPERATING RESULTS
Sales (turnover)			365,667,482.80			835,819,693.41
Less: Cost of sales			211,455,089.63			449,475,226.89

Gross profit			154,212,393.17			386,344,466.52
Plus: Other operating income			714,126.70			1,859,482.76

Total			154,926,519.87			388,203,949.28
Less: 1. General & Administrative expenses		37,798,244.02			96,493,315.40
3. Selling expenses		88,601,559.54	126,399,803.56		168,776,921.29	265,270,236.69

Partial operating results (profits)			28,526,716.31			122,933,712.59
Add: 4. Interest income & other related items		67,133.99			917,979.87
Less: 3. Interest expenses & other related items		9,348,386.27	9,281,252.28		8,466,409.07	7,548,429.20

Operating profit			19,245,464.03			115,385,283.39
II. ADD: EXTRAORDINARY RESULTS
1. Extraordinary & non operating income		4,077,861.01			2,548,008.35
2. Extraordinary profits		1,154.17			33,365.92
3. Prior years' income		22,572.00			0.00
4. Income from prev. years' provisions		581,014.41			71,345.77

		4,682,601.59			2,652,720.04
Less: 1. Extraordinary & non operating expenses	457,539.81			1,163,275.26
2. Extraordinary losses	0.00			441,222.47
3. Prior year expenses	0.00			52,844.92
4. Provision for risks & expenses	4,762,011.41	5,219,551.22	536,949.63	11,875,000.00	13,532,342.65	10,879,622.61

Total operating & non operating profit			18,708,514.40			104,505,660.78
Less: Total depreciation & amortization		64,854,158.14			134,157,844.15
Less: Depreciation & amortization charged to operating expenses		64,854,158.14	0.00		134,157,844.15	0.00

PROFIT FOR THE PERIOD			18,708,514.40			104,505,660.78

PROFIT DISTRIBUTION

	Current year amounts 15/6/2005	Prior year amounts 31/12/2004
Profit for the year	18,708,514.40	104,505,660.78
Plus: Prior years profits	179,750,158.66	117,047,090.43
Less: Tax for previous years audit	(9,887,420.00)	0.00

Total	188,571,253.06	221,552,751.21
Less: Income taxes for the year	5,137,692.00	29,673,302.64

Profit for distribution	183,433,561.06	191,879,448.57

1. Legal reserve	678,541.12	3,741,617.91
2. Dividends	0.00	8,387,672.00
8. Profit carried forward	182,755,019.94	179,750,158.66

Total	183,433,561.06	191,879,448.57

Athens, July 8, 2005
CHAIRMAN OF THE BOARD OF DIRECTORS	MANAGING DIRECTOR	CHIEF FINANCIAL OFFICER	ACCOUNTING DIRECTOR
STYLIANOS ARGYROS	SOKRATES KOMINAKIS	DIMITRIS KOUVATSOS	GEORGIOS ZONTANOS

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  Exhibit 99.(d)(2)